Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE: July 11, 2005

CONTACT:	Donald W. Jewell	Patrick W. Hurley
	Chief Executive Officer	Chief Financial Officer
	(303) 320-8800	(303) 320-8800

SPORT-HALEY, INC. PURSUING SETTLEMENT OF SEC ACTION

July 11, 2005 - Denver, Colorado - Sport-Haley, Inc. (Nasdaq NM: SPOR) (the “Company”) announced today that it is pursuing settlement of claims brought against it and one of its former officers by the United States Securities & Exchange Commission (the “SEC”). The SEC attorneys in Denver handling the case will recommend that the settlement proposals be approved by the full Commission in Washington D.C.

Denver lawyer Steven W. McDonald, who represents Sport-Haley, Inc., stated, “We have submitted a proposal to the SEC’s Denver regional office which, if approved by the full Commission in Washington, D.C., would end the litigation against Sport-Haley. I have also been advised by counsel for Steve Auger, a former officer of Sport-Haley, Inc., that a settlement proposal has also been submitted to the SEC’s Denver office on Mr. Auger’s behalf. The settlement proposal submitted by Mr. Auger would also, if approved, end the litigation against him. The lawyers handling the case for the SEC have advised that they will recommend acceptance of both settlement proposals by the full Commission. The Court has issued an Order requiring that the settlements, if approved by the Commission, be submitted to the Court by no later than September 30, 2005.” Mr. McDonald cautioned that the settlements would not be complete until approved by the Securities & Exchange Commission in Washington, DC, and by the Court.

Sport-Haley, Inc. designs, purchases, contracts for the manufacture of and markets women’s and men’s fashion golf apparel and outerwear under the SPORT HALEY® and Ben Hogan® labels. The fashion golf apparel collections, known for their innovative designs, quality fabrics, generous fit and classic styles, are primarily marketed in the premium and mid-priced markets, through a network of independent sales representatives and distributors, to golf professional shops, country clubs, resorts and exclusive department stores within the United States and by certain distributors within international markets. The Company distributes Ben Hogan® apparel pursuant to a licensing agreement with Callaway Golf Company.

 “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: When used in this release, the words “may,” “will,” “expect,” “anticipate,” “continue,” “estimate,” “project,” “intend,” “believe,” and similar expressions, variations or the negative of these words, and any statement regarding possible or assumed future results of operations of the Company’s business, the markets for its products, anticipated expenditures, regulatory developments or competition, or other statements regarding matters that are not historical facts, are intended to identify forward-looking statements, although not all forward-looking statements contain such

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identifying words. The reader should be aware that our actual results could differ materially from those contained in forward-looking statements. The Company’s financial condition and the results of its operations will depend on a number of factors, including, but not limited to, the following: our ability to control costs and expenses; our ability to successfully anticipate fashion trends, design favorably accepted fashion golf apparel, effectively advertise and communicate within the marketplace, and penetrate our chosen distribution channels; our ability to successfully forecast sales and optimize inventory levels; our ability to successfully manage risks associated with the trend of increasing sales with respect to licensed apparel, such as the Ben Hogan® apparel collections; relations with and performance of suppliers; competition within golf apparel markets; business conditions and growth in the fashion golf apparel market and the general economy; political and international trade relations; changes in international trade quota systems for apparel; consumer spending on golf apparel; general global economic and political conditions resulting from threats or acts of war or terrorism and responses thereto; timely performance of third parties, such as freight forwarders, including risks of labor disputes and/or labor strikes; changes in product mix; inventory risks due to shifts in market and/or price erosion of purchased apparel; lost or reduced manufacturing capacity of significant suppliers; loss or delay of shipments from foreign suppliers; access to capital; maintaining satisfactory relationships with commercial banking institutions; and, establishing controls with regard to and maintaining the integrity of technology and information systems. The reader should not place undue reliance on any forward-looking statements. Neither the Company nor any of its corporate officers or key employees assumes any obligation to update any forward-looking statements as a result of new information, future events or developments, except as required by securities laws.

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